As filed with the Securities and Exchange Commission on May 7, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGIZER HOLDINGS, INC.

See Table of Additional Registrants Below

(Exact name of registrant as specified in its charter)

Missouri	43-1863181
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(314) 985-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Sescleifer

Executive Vice President and Chief Financial Officer

Energizer Holdings, Inc.

533 Maryville University Drive

St. Louis, Missouri 63141

(314) 985-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Randall Wang, Esq.

Brian K. Feezel, Esq.

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

(314) 259-2000

Fax: (314) 552-8149

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)	—	—
Common Stock	—	—
Preferred Stock	—	—
Depositary Shares	—	—
Warrants	—	—
Purchase Contracts	—	—
Rights	—	—
Units	—	—
Total	(2),(3),(4)	$ 0(2)

(1)	Subsidiaries of Energizer Holdings, Inc. may fully and unconditionally guarantee the debt securities of Energizer Holdings, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The securities may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling security holders to be identified in the future.
(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Each Registrant as Specified in its Respective Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Eveready Battery Company, Inc.	DE	43-1407915
Energizer Battery Manufacturing, Inc.	DE	01-0758278
Energizer Battery, Inc.	DE	01-0758270
Energizer International, Inc.	DE	36-3440338
Energizer Personal Care, LLC	DE	26-3324763
Playtex Products, LLC	DE	26-3324835
Playtex Manufacturing, Inc.	DE	51-0369884
Schick Manufacturing, Inc.	DE	83-0348512
Sun Pharmaceuticals, LLC	DE	26-3700969
Tanning Research Laboratories, LLC	DE	26-3701119

*	Address, including zip code, and telephone number, including area code, of principal executive offices of each additional registrant listed in Schedule A are the same as those of Energizer Holdings, Inc., a Missouri corporation

PROSPECTUS

ENERGIZER HOLDINGS, INC.

533 Maryville University Drive,

St. Louis, Missouri 63141

(314) 985-2000

Debt Securities (including Guarantees of Debt Securities)

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

This prospectus provides you with a general description of the securities. We will provide specific terms of any offering in a prospectus supplement or term sheet. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution, the underwriting discounts and commissions, and the terms of any overallotment options.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “ENR.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or such security holders offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

Unless the context otherwise requires, in this prospectus “Energizer,” “we,” “us,” “our” and “ours” refer to Energizer Holdings, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the additional risk factors and other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

ENERGIZER HOLDINGS, INC.

Energizer Holdings, Inc., incorporated in Missouri in 1999, together with its subsidiaries, is one of the world’s largest manufacturers of personal care products in the wet shave, skin care, feminine care and infant care product categories and primary batteries and flashlights.

Our executive offices are located at 533 Maryville University Drive, St. Louis, Missouri 63141, and our telephone number is (314) 985-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.energizer.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 001-15401):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, filed with the SEC on November 22, 2011;

•	our Quarterly Reports on Form 10-Q for the period ended December 31, 2011, filed with the SEC on February 2, 2012 and for the period ended March 31, 2012, filed with the SEC on May 3, 2012;

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our Current Reports on Form 8-K filed on October 21, 2011; November 8, 2011 (Film No. 111188067) (except for Item 7.01 and Exhibit 99.1 thereto); November 8, 2011 (Film No. 111188700); December 15, 2011 (Film No. 111263589) (except for Item 7.01 and Exhibit 99.1 thereto); December 15, 2011 (Film No. 111264199); February 1, 2012 (Film No. 12563314), as amended on May 1, 2012; April 17, 2012; and May 2, 2012 (except for Items 2.02 and 7.01 and Exhibits 99.1, 99.2 and 99.3 thereto); and

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the description of our common stock contained in Amendment No. 3 to our Registration Statement on Form 10, dated March 16, 2000, including any amendments or reports filed for the purpose of updating such description.

We encourage you to read our periodic and current reports, as they provide additional information about us which investors may find important. We will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request in writing or by telephone to Energizer Holdings, Inc., Attn: Corporate Secretary, 533 Maryville University Drive, St. Louis, Missouri 63141, telephone: (314) 985-2000.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital additions, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended March 31,	Twelve Months Ended September 30,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	6.3	4.3	5.3	4.0	3.6	5.6

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense and our estimate of the interest component of rent expense.

As of the date of this prospectus, we have no preferred stock outstanding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding future earnings, investment or spending initiatives, product launches, consumer trends in Europe, cost savings related to our restructuring project, the impact of certain price increases, anticipated advertising and promotional spending, the estimated impact of foreign currency movements, category value and future volume, sales and growth in some of our businesses. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The risk factors set forth or incorporated by reference above in the section entitled “Risk Factors” could affect future results, causing our actual results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included or incorporated by reference in this document are only made as of the date of this document or the applicable document incorporated by reference and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. See “Where You Can Find More Information.” Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Energizer’s ability to predict consumption trends with respect to the overall battery category and Energizer’s other businesses;

•	Energizer’s ability to continue planned advertising and other promotional spending may be impacted by lower than anticipated cash flows, or by alternative investment opportunities;

•	Energizer’s ability to timely implement its strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on Energizer’s relationships with its employees, its major customers and vendors;

•	Energizer’s ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on Energizer’s profitability for the year with any degree of certainty;

•	The impact of interest and principal repayment on our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities; and

•	Local currency movements.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this document and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Additional risks and uncertainties include those detailed from time to time in Energizer’s publicly filed documents, including its annual report on Form 10-K for the year ended September 30, 2011.

DESCRIPTION OF DEBT SECURITIES (INCLUDING GUARANTEES OF DEBT SECURITIES)

The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description of debt securities, the terms “we,” “our,” “ours,” and “us” refer only to Energizer Holdings, Inc. and not to any of its subsidiaries.

The Indenture

The debt securities will be issued in one or more series under an indenture dated as of May 19, 2011 (the “indenture”), among us, certain domestic subsidiary guarantors that are parties thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939. The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms in the indenture, those sections and definitions are incorporated by reference.

General

The debt securities will be our unsecured general obligations. The indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indenture does not limit the amount of other secured or unsecured debt that we may incur or issue.

The senior debt securities will rank equally with all our other unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the indenture. See “—Subordinated Debt Securities” below. The indenture provides that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of the indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture. The debt securities may be guaranteed by certain subsidiary guarantors under the guarantees described below.

The indenture places no limitation on the amount of additional secured indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would rank senior to our senior unsecured indebtedness to the extent of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.

As of March 31, 2012, we had $2,398.7 million of outstanding indebtedness. We will disclose material changes to these amounts in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of senior debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of secured long-term indebtedness senior to such senior unsecured indebtedness outstanding as of a recent date.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities and whether the debt securities will be senior or subordinated;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•

the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•

any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;

•	if denominations other than $2,000 or any integral multiple of $1,000, the denominations in which such debt securities will be issued;

•	whether the debt securities are original issue discount securities (as described below under “—Original Issue Discount Securities”) and the amount of discount;

•	the provisions for payment of additional amounts or tax redemptions, if any;

•	any addition to, or modification or deletion of, any event of default or covenant specified in the indenture with respect to such debt securities;

•	whether the debt securities of the series shall be issued in whole or in part in definitive form;

•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;

•	any terms upon which the holders may convert or exchange debt securities into or for our debt securities or other securities or property of us or another issuer;

•

whether our obligations under the debt securities will be guaranteed by some or all of our existing and future subsidiaries and the ranking of any such guarantees with other unsecured unsubordinated indebtedness of such guarantees;

•

if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or debt securities on account of that status. (Section 1.13 of the indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in minimum denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. (Section 3.2 of the indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

•

payments in respect of the debt securities will be made at the corporate trust office of the trustee, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement, by wire transfer to an account designated by the registered holder by the applicable record date; and

•

payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of the indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt security on the record date for such interest. We will pay any defaulted interest, at our election:

•

to the person in whose name the debt security is registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the proposed payment by us; or

•

in any other lawful manner that is consistent with the requirements of any securities exchange, if any, on which the debt securities are listed if, after we give notice to the trustee, the trustee determines that the manner of payment is practicable. (Section 3.7 of the indenture).

Registration, Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of the indenture). We intend to appoint the trustee under the indenture as security registrar with respect to securities issued under the indenture.

Unless we specify otherwise in the applicable prospectus supplement, we will not be required (i) to register, transfer or exchange any debt securities during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of such debt securities to be redeemed and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any debt security to be redeemed in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5 of the indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the surviving corporation or the person acquiring the assets is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities, and to perform or observe all covenants of the indenture;

•	immediately after the transaction, there is no event of default under the indenture; and

•	we deliver to the trustee a certificate and opinion of counsel stating that the transaction complies with the indenture. (Section 10.1 of the indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture. (Section 10.2 of the indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety”. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Modification or Amendment of the Indenture

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected thereby, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders under the indenture of such debt securities.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•

reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose;

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable;

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity;

•	reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security;

•	change the ranking of a debt security or guarantee;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date; or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of the indenture or certain defaults;

•	release any subsidiary guarantor from its obligations under its guarantee other than in accordance with the provisions of the indenture; or

•

modify any provisions of the indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of the indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of the indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 11.2 of the indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in the indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default;

•

to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to secure the debt securities or to provide a guarantee of the debt securities;

•	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities;

•	to establish the form or terms of debt securities or guarantees, if applicable, in accordance with the indenture;

•

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under the indenture which are not inconsistent with any provision of the indenture and so long as such additional provisions do not adversely affect the interests of the holders in any material respect;

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets; or

•	to make any change that does not adversely affect the interest of the holders in any material respect. (Section 11.1 of the indenture).

Debt Guarantees

Debt securities offered by us may be guaranteed by one or more of our subsidiaries. Any guarantee of debt securities offered by us will be described in the applicable prospectus supplement.

Except as otherwise described in the applicable prospectus supplement, each guarantor will jointly and severally guarantee (i) due and punctual payment of the principal and interest and performance of all other monetary obligations and (ii) in case of an extension of time of payment or renewal of any such debt security, that the guarantee will be paid in full when due in accordance with the terms of the extension or renewal. If we fail to make any payment, a guarantor of such debt will be obligated to pay the payment immediately.

Except as otherwise described in the applicable prospectus supplement, no guarantor may consolidate with or merge with or into another individual or entity unless (i) the successor to a consolidation or merger unconditionally assumes all obligations of such guarantor; and (ii) no event of default has occurred. (Section 17.5 of the indenture).

Except as otherwise described in the applicable prospectus supplement, a guarantor will be released and relieved of any obligations under its guarantee in the event:

•	of a sale or other disposition by us, by way of merger, consolidation or otherwise, of all of the capital stock of such guarantor, or

•

such guarantor is released or discharged from each guarantee and liens granted by such guarantor with respect to all of our obligations under all of our credit agreements and other indebtedness for borrowed money other than obligations arising under the indenture or any debt securities issued under the indenture which are simultaneously released, except discharges or releases by or as a result of payment under such guarantee. (Section 17.6 of the indenture).

Events of Default

Except as otherwise set forth in the applicable prospectus supplement or in an Exchange Act report, an event of default shall occur with respect to any series of debt securities when:

•	we default in paying principal of or premium, if any, on any of the debt securities of such series when due;

•	we default in paying interest on the debt securities of such series when due, continuing for 30 days;

•	we default for 30 days in making deposits into any sinking fund payment with respect to any debt security of such series when due;

•

we or any subsidiary guarantor, if applicable, fail to perform any other covenant or warranty in the debt securities of such series or in the indenture, and such failure continues for a period of 90 days after notice of such failure from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in that indenture;

•

a subsidiary guarantor, if applicable, contests the validity or enforceability of a guarantee of the debt securities of such series or a guarantee of the debt securities of such series is not in full force and effect in all material respects (except as contemplated by the terms thereof) and such default continues for 10 business days after receipt of notice thereof;

•	certain events of bankruptcy, insolvency, or reorganization occur; or

•	any other event of default occurs with respect to debt securities of that series. (Section 5.1 of the indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of the indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of (and all of the accrued interest on) all of the debt securities of that series to be immediately due and payable. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.2 of the indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. (Section 5.2 of the indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of the indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of the indenture).

Subject to indemnification requirements and other limitations set forth in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of the indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. The indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below, unless otherwise specified in a prospectus supplement. (Section 15.1 of the indenture).

At our option, we may choose one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may decide not to comply with certain restrictive covenants contained in the indenture. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations (as referred to below), in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an Internal Revenue Service ruling or, in the case of covenant defeasance, an opinion of counsel, which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of the indenture).

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates on which installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

“U.S. Government Obligations” generally means securities that are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of the indenture).

In the event we exercise our option to effect legal defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, our obligations referred to under the definition of legal defeasance will be reinstated.

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of the indenture).

Legal defeasance and covenant defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of the indenture).

Subordinated Debt Securities

Debt securities of a series, or any related subsidiary guarantee, may be subordinated to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. The Company currently conducts a portion of its operations through its subsidiaries. To the extent such subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of such series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of our subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of the indenture).

Governing Law

The laws of the State of New York govern the indenture and will govern the debt securities. (Section 1.11 of the indenture).

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A., acts as the trustee under the indenture. From time to time, we may also enter into other banking or other relationships with The Bank of New York Mellon Trust Company, N.A., or its affiliates.

If the Trustee under the indenture is or becomes one of our creditors, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, if the Trustee acquires or has a conflicting interest, it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. (Section 1.1 of the indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of the indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 1.1 and 6.10 of the indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indenture, our obligations with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustee has any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustee supervises the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of the indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its Participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our Articles of Incorporation and Amended Bylaws. It also summarizes some relevant provisions of the General and Business Corporation Law of Missouri, which we refer to as “Missouri law” or “GBCL.” Since the terms of our articles of incorporation, bylaws, and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”

General

Energizer’s authorized capital stock consists of 310 million shares, of which:

•	300 million shares are designated as common stock, par value $.01 per share; and

•	10 million shares are designated as preferred stock, par value $.01 per share.

As of May 1, 2012, Energizer had 65,388,842 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders are not entitled to cumulate their votes in the election of directors. Generally, all matters on which shareholders vote must be approved by the affirmative vote of the holders of shares constituting a majority of the voting power represented at the meeting and entitled to vote on the subject matter, unless the vote of a greater number of shares is required by our articles of incorporation or bylaws or by law, subject to any voting rights granted to holders of any preferred stock.

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up Energizer, to share ratably in all remaining assets after we pay liabilities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the NYSE.

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. Information about Continental may be obtained at (888) 509-5580. Our common stock is listed on the NYSE under the symbol “ENR”.

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be contained in our articles of incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”

Our board of directors is authorized, without further shareholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to 10 million shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series, the following information:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the voting rights pertaining to shares of the series;

•

the rate and times at which, and the conditions, if any, under which dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions upon which the shares of the series may be redeemed;

•	the rights which the holders of shares of the series have in the event of our liquidation, dissolution, or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of Energizer, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and conditions of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

Before we issue any shares of preferred stock of any series, a certificate setting forth a copy of the resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such series, and the number of shares of preferred stock of such series, authorized by our board of directors to be issued will be made and filed in accordance with applicable law and set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under

Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series.

Rights upon Liquidation. The preferred stock may have priority over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution, or winding up, and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

A portion of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries may also be subject to restrictions on dividends and other distributions.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Energizer, making removal of the management of Energizer difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Energizer by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our shareholders for issuance of common and preferred stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Missouri law.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to Energizer and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that Energizer will indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of Energizer) who at any time is serving or has served as a director, officer, or employee of Energizer against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of Energizer, or service at the request of Energizer (which request need not be in writing) as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, Energizer will indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of Energizer), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of Energizer) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. We have entered into indemnification contracts with our directors and officers. Pursuant to those agreements, we have agreed to indemnify the directors to the full extent authorized or permitted by the GBCL. The agreements also provide for the advancement of expenses of defending any civil or criminal action, claim, suit or proceeding against the director and for repayment of such expenses by the director if it is ultimately judicially determined that the director is not entitled to such indemnification.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter Energizer or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Energizer and its shareholders.

Amendment of Articles of Incorporation and Bylaws

The GBCL provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote. Our articles of incorporation provide that the articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri, except that:

•

in addition to such vote as required by law, two-thirds of all of the outstanding shares of voting stock not owned by a “substantial shareholder” is required to amend the business combination provision described below, unless (i) if there is not a substantial shareholder, such amendment has been approved by a majority of our Board of Directors, or (ii) if there is a substantial shareholder, such amendment has been approved by a majority of the “continuing directors,” as such terms are defined under “—Anti-Takeover Provisions in the Energizer Articles of Incorporation and Bylaws – Supermajority Voting Requirements for Certain Business Combinations;”

•

two-thirds of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to the business combination provision described below, or the provisions relating to directors or amendment of the bylaws.

Under the GBCL, the bylaws of a corporation may be made, altered, amended or repealed by the shareholders, unless and to the extent that this power is vested in the board of directors by the articles of incorporation. Our articles of incorporation provide that only a majority of our entire board of directors may amend our bylaws.

Anti-Takeover Provisions in the Energizer Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of Energizer;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Supermajority Voting Requirements for Certain Business Combinations. Our articles of incorporation contain a restriction on transactions defined as “business combinations.” No business combination may be consummated without first being approved by the affirmative vote of two-thirds of our then outstanding voting stock and a majority of the voting stock of shares not owned by a substantial shareholder (as described below). This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws. This approval requirement does not apply to a business combination that:

•

has been approved by a majority of our “continuing directors,” which generally include our directors who were members of the Board of Directors prior to the time that any substantial shareholder (as described below) became a substantial shareholder and any successors of such members who are designated as continuing directors by a majority of our then continuing directors; or

•

the consideration paid in the transaction is higher than the greater of the fair market value (as defined in our articles of incorporation) of the shares and the highest price per share paid by the substantial shareholder.

Our articles of incorporation generally define a “business combination” as:

•

any merger or consolidation of us or any subsidiary of us with any substantial shareholder or with any other person that, after such merger or consolidation, would be a substantial shareholder, regardless of which entity survives;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any substantial shareholder, of any our assets, including those of our subsidiaries, that have an aggregate fair market value of more than twenty percent of the book value of the total assets of Energizer as shown on its consolidated balance sheet as of the end of the calendar quarter immediately preceding any such transaction;

•	the adoption of any plan or proposal for the liquidation or dissolution of Energizer proposed by or on behalf of a substantial shareholder;

•	the acquisition by Energizer of any securities of any substantial shareholder;

•

any transaction involving the Energizer or any subsidiary including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of Energizer or any merger or consolidation of the Energizer with any of its subsidiaries (whether or not involving a substantial shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Energizer beneficially owned by a substantial shareholder; or

•	any agreement, contract or other arrangement entered into by Energizer providing for any of the transactions described in the definition of business combination.

Our articles of incorporation define a “substantial shareholder” as any individual or entity which, together with its affiliates and associates, is the beneficial owner of shares of voting stock constituting in the aggregate twenty percent or more of the outstanding voting stock.

Other Supermajority Voting Requirements. Generally, all matters on which shareholders vote must be approved by a majority of the voting power represented at the meeting, subject to any voting rights granted to holders of any preferred stock. However, in addition to the supermajority requirement for certain business combinations discussed above, Energizer’s articles of incorporation also contain other supermajority requirements, including:

•

a requirement that the vote of two-thirds of the outstanding shares of common stock and any other voting shares that may be outstanding, voting together as a single class, is required to remove a director for cause; and

•

a requirement that any amendment or repeal of specified provisions of Energizer’s articles of incorporation (including these supermajority requirements and provisions relating to directors and amendment of our bylaws) must be approved by at least two-thirds of the outstanding shares of our common stock and any other voting shares that may be outstanding, voting together as a single class.

Classified Board of Directors. Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than six nor more than fifteen and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than six nor more than fifteen directors. In accordance with our bylaws, our board of directors has currently fixed the number of directors at ten.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of two-thirds of Energizer’s outstanding voting stock.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will by filled only by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. Under our bylaws and Missouri law, shareholder action by written consent must be unanimous.

No Special Meetings Called by Shareholders. Our bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of the entire board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals and Nominations. Our bylaws contain provisions requiring that advance notice be delivered to Energizer of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the seventh day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Bylaws. Our articles of incorporation and bylaws provide that only a majority of the entire board of directors may amend the bylaws.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares,” such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•

acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;

•	mergers involving us which satisfy other specified requirements of the GBCL;

•	transactions with a person who owned a majority of our voting power within the prior year; or

•

purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or the principal amount of debt securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of shares of our common stock, preferred stock, depositary shares, rights, or warrants at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our common stock, preferred stock, depositary shares, rights, or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our depositary shares, preferred securities, common stock, warrants, rights, or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; or

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or any selling security holder may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us or by any selling security holder to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, Mark S. LaVigne, Vice President and General Counsel of Energizer, will issue an opinion about the validity of equity securities issued by us under Missouri law, and Bryan Cave LLP, St. Louis, Missouri, will issue an opinion about the status of the debt securities as binding obligations of Energizer and of guarantees as binding obligations of the subsidiary guarantors. We pay Mr. LaVigne a salary and a bonus and he is a participant in various employee benefit plans offered by Energizer and owns and has equity awards relating to shares of our common stock. Unless otherwise indicated in the applicable prospectus supplement, Bryan Cave LLP is also representing us in connection with some of the other aspects of the applicable offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K dated December 15, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2011 dated November 22, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Trustee’s Fees and Expenses	(2)
Stock Exchange Listing Fees	(2)
Rating Agency Fees and Expenses	(2)
Miscellaneous Expenses	(2)

Total	(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities cannot be estimated.

Item 15. Indemnification of Directors and Officers.

We are a Missouri corporation. Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Notwithstanding the foregoing, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

Our articles of incorporation generally provide that Energizer shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of Energizer) who at any time is serving or has served as a director, officer or employee of Energizer against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of Energizer, or service at the request of Energizer

(which request need not be in writing) as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, Energizer shall indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of Energizer), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of Energizer) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Our articles of incorporation further generally provide that Energizer may, if it deems appropriate and as may be permitted by the articles of incorporation, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of Energizer) who at any time is serving or has served as an agent of Energizer against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of Energizer, or service at the request of Energizer as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as Energizer, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, Energizer may indemnify any such person (other than a party plaintiff suing on his or her own behalf or in the right of Energizer), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of Energizer) by reason of such service, against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. To the extent that an agent of Energizer has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any such claim, issue, or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding. Our articles of incorporation provide that such indemnification shall be mandatory.

Section 351.355(5) of the GBCL provides that expenses incurred in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in that section.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any indemnifiable person, provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Our articles of incorporation and restated bylaws provide that the liability of our directors to us, its shareholders or otherwise is limited to the fullest extent permitted by the GBCL. Consequently, should the GBCL or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors of the corporation shall be so eliminated or limited without the need for amendment to our articles of incorporation or further action on the part of the shareholders of the corporation.

Our articles of incorporation provide that the corporation is authorized from time to time, without further action by the shareholders of the corporation, to enter into agreements with any director, officer, employee or agent of the corporation providing such rights of indemnification as the corporation may deem appropriate, up to the maximum extent permitted by law. We have entered into indemnification contracts with its directors and officers. Pursuant to those agreements, we have agreed to indemnify the directors to the full extent authorized or permitted by the GBCL. The agreements also provide for the advancement of expenses of defending any civil or criminal action, claim, suit or proceeding against the director and for repayment of such expenses by the director if it is ultimately judicially determined that the director is not entitled to such indemnification.

Section of 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of that section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

Our articles of incorporation provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was otherwise serving on behalf or at the request of the corporation in any capacity against any claim, liability, or expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability. We have purchased directors’ and officers’ insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of our restated articles of incorporation.

The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, our articles of incorporation and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, our articles of incorporation and any pertinent agreements.

Item 16. Exhibits

A list of exhibits filed herewith or incorporated by reference herein is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That it will supplement the prospectus, after the expiration of any subscription period of an offering of securities to existing security holders, to set forth the results of such subscription offering, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof, whether to the public or otherwise. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus supplement relating to such subscription offering, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on the 7th day of May, 2012.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
	Name:	Daniel J. Sescleifer
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne, John J. McColgan, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

/s/ J. Patrick Mulcahy J. Patrick Mulcahy	Chairman of the Board of Directors	May 7, 2012

/s/ Bill G. Armstrong Bill G. Armstrong	Director	May 7, 2012

/s/ Daniel J. Heinrich Daniel J. Heinrich	Director	May 7, 2012

Signature	Title	Date
/s/ R. David Hoover R. David Hoover	Director	May 7, 2012

/s/ John C. Hunter John C. Hunter	Director	May 7, 2012

/s/ John E. Klein John E. Klein	Director	May 7, 2012

/s/ W. Patrick McGinnis W. Patrick McGinnis	Director	May 7, 2012

/s/ Pamela M. Nicholson Pamela M. Nicholson	Director	May 7, 2012

/s/ John/ R. Roberts John R. Roberts	Director	May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on May 7, 2012.

ENERGIZER BATTERY, INC. EVEREADY BATTERY COMPANY, INC. ENERGIZER BATTERY MANUFACTURING, INC.

By: /s/ Daniel J. Sescleifer
Name: Daniel J. Sescleifer
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne and John J. McColgan and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

/s/ Alan R. Hoskins Alan R. Hoskins	Director	May 7, 2012

/s/ Mark S. LaVigne Mark S. LaVigne	Director	May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on May 7, 2012.

PLAYTEX MANUFACTURING, INC. SCHICK MANUFACTURING, INC.

By: /s/ Daniel J. Sescleifer Name: Daniel J. Sescleifer Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne and John J. McColgan and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

/s/ David P. Hatfield David P. Hatfield	Director	May 7, 2012

/s/ Mark S. LaVigne Mark S. LaVigne	Director	May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on May 7, 2012.

ENERGIZER INTERNATIONAL, INC.

By: /s/ Daniel J. Sescleifer Name: Daniel J. Sescleifer Title: Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne and John J. McColgan and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

/s/ Alan R. Hoskins Alan R. Hoskins	Director	May 7, 2012

/s/ Mark S. LaVigne Mark S. LaVigne	Director	May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on May 7, 2012.

ENERGIZER PERSONAL CARE, LLC

By: /s/ Daniel J. Sescleifer Name: Daniel J. Sescleifer Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne and John J. McColgan and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

Member: Energizer Battery, Inc.

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer	May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on May 7, 2012.

PLAYTEX PRODUCTS, LLC

By: /s/ Daniel J. Sescleifer
Name:	Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne and John J. McColgan and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

Member: Eveready Battery Company, Inc.

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer	May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on May 7, 2012.

SUN PHARMACEUTICALS, LLC TANNING RESEARCH LABORATORIES, LLC

By: /s/ Daniel J. Sescleifer
Name:	Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Sescleifer, Mark S. LaVigne and John J. McColgan and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ward M. Klein Ward M. Klein	Director and Chief Executive Officer (Principal Executive Officer)	May 7, 2012

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2012

/s/ John J. McColgan John J. McColgan	Vice President and Controller (Principal Accounting Officer)	May 7, 2012

Member: Playtex Products, LLC

/s/ Daniel J. Sescleifer Daniel J. Sescleifer	Executive Vice President and Chief Financial Officer	May 7, 2012

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference Herein
		Reference	Date Filed
1.1	Form of Underwriting Agreement (Common Stock or Depositary Shares)*

1.2	Form of Underwriting Agreement (Debt Securities)*

1.3	Form of Underwriting Agreement (Preferred Stock)*

1.4	Form of Underwriting Agreement (Purchase Contracts)*

1.5	Form of Underwriting Agreement (Units)*

1.6	Form of Underwriting Agreement (Warrants)*

1.7	Form of Underwriting Agreement (Rights)*

2.1	Agreement and Plan of Reorganization among Ralston Purina Company and Energizer Holdings, Inc., dated April 1, 2000**	Exhibit 2.1 to Post-Effective Amendment No. 1 to Registration Statement on Form 10 (File No. 1-15401)	April 19, 2000

2.2	Agreement and Plan of Merger among Energizer Holdings, Inc., ETKM, Inc., and Playtex Products, Inc. dated July 12, 2007	Exhibit 2(1) to Current Report on Form 8-K	July 13, 2007

2.3	Asset Purchase Agreement, dated as of May 10, 2009, by and between S.C. Johnson & Son, Inc., a Wisconsin corporation and Energizer Holdings, Inc.	Exhibit 2.1 to Current Report on Form 8-K	May 11, 2009

2.4	Asset Purchase Agreement dated as of October 8, 2010, by and between American Safety Razor, LLC, a Delaware limited liability company, and Energizer Holdings, Inc.	Exhibit 2.1 to Current Report on Form 8-K	October 13, 2010

3.1	Articles of Incorporation of Energizer Holdings, Inc.	Exhibit 3.1 to Amendment No. 3 to Registration Statement on Form 10 (File No. 1-15401)	March 16, 2000

3.2	Amended Bylaws of Energizer Holdings, Inc.	Exhibit 3.1 of Current Report on Form 8-K	April 27, 2011

4.1	Indenture, dated as of May 19, 2011, by and among Energizer Holdings, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.	Exhibit 4.1 of Energizer’s Current Report on Form 8-K.	May 19, 2011

4.2	First Supplemental Indenture, dated as of May 19, 2011, by and among Energizer Holdings, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee	Exhibit 4.2 of Energizer’s Current Report on Form 8-K	May 19, 2011

Exhibit Number	Description	Incorporated by Reference Herein
		Reference	Date Filed
4.3	Form of Purchase Contract Agreement and Units*

4.4	Form of Pledge Agreement for Purchase Contract and Units*

4.5	Form of Preferred Stock — Any amendment to Energizer’s Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.*

4.6	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt)*

4.7	Form of Warrant Agreement (including form of warrant certificate)*

4.8	Form of Rights Agreement (including form of rights certificate)*

4.9	Form of Unit Agreement (including form of unit certificate)*

5.1	Opinion of Mark S. LaVigne, Esq.

5.2	Opinion of Bryan Cave LLP

8.1	Opinion regarding tax matters*

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Mark S. LaVigne, Esq. (included in Exhibit 5.1 to this Registration Statement)

23.3	Consent of Bryan Cave LLP (included in Exhibit 5.2 to this Registration Statement)

24.1	Power of Attorney (incorporated by reference to the signature pages of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A, as trustee under the Indenture.

*	Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.